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                                    AMENDMENT

                                       TO

                                    OFFER BY

                           UNO RESTAURANT CORPORATION

      TO PURCHASE FOR CASH UP TO 1,000,000 SHARES OF ITS COMMON STOCK AT A PURCHASE PRICE NOT IN EXCESS OF $7.50 NOR LESS THAN $6.00 PER SHARE

--------------------------------------------------------------------------------
      THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED
   UNTIL 5:00 P.M., NEW YORK CITY TIME ON JULY 25, 1997, UNLESS THE OFFER, AS
                         AMENDED, IS FURTHER EXTENDED.
--------------------------------------------------------------------------------

     THE ORIGINAL OFFER. By Offer to Purchase dated June 12, 1997 (the "Offer to Purchase"), Uno Restaurant Corporation (the "Company") invited its stockholders to tender up to 1,000,000 shares (the "Shares") of its Common Stock, $.01 par value per share (the "Common Stock") to the Company at prices, not in excess of $7.50 nor less than $6.00 per share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal which accompanied the Offer to Purchase (which together constitute the "Offer"). Pursuant to the Offer, the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not in excess of $7.50 nor less than $6.00 per Share) (the "Purchase Price") that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders.

     THE AMENDMENTS. The Company hereby amends the terms and conditions of the Offer (the "Amendment"). The Offer originally provided that the Company would select the lowest Purchase Price that would allow it to buy 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) pursuant to the Offer or such lesser number of Shares as may be necessary in the discretion of the Company to maintain at least 300 record holders of Shares after the completion of the purchase by the Company pursuant to the Offer. The Company hereby amends the Offer to delete the provision that the Company may purchase such lesser number of Shares below 1,000,000 as may be necessary to maintain at least 300 record holders of Shares after the completion of the Offer. In addition, the Company amends the Offer to add as a condition to the Offer that the purchase by the Company of 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) does not reduce the total number of record holders of Shares to less than 300. As a result of adding this provision as a condition to the Offer, the Company will not accept for payment or purchase and pay for any Shares tendered and may terminate or amend the Offer if such acceptance for payment and purchase would reduce the total number of record holders of Shares to less than 300. However, if the purchase by the Company of such Shares would reduce the total number of record holders of Shares to less than 300, the Company currently intends to further amend the Offer to reduce the total number of Shares invited to tender from 1,000,000 to such lesser number which the Company will specify at that time in order to maintain at least 300 record holders of Shares after the completion of the purchase by the Company pursuant to the Offer as so amended. If the Company does so further amend the Offer, the Company will also extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for at least an additional ten (10) business days following and including the date such further amendment is first published, sent or given.

     REASONS FOR AMENDMENTS. The purchase of Shares pursuant to the Offer will reduce the number of Shares that otherwise might trade publicly and will reduce the number of stockholders. Section 12(g)(4) of the Exchange Act provides that the Shares would become eligible for deregistration under the Exchange Act if the number of holders of record of the Shares is reduced to less than 300. Rule 13e-3 of the Exchange Act also provides certain disclosure and other requirements if certain transactions or series of transactions have either a reasonable likelihood or a purpose of causing, among other results, any class of equity securities of an issuer to be held of record by less than 300 holders. As a result, the Company reserved the right in the original Offer to reduce the number of Shares purchased to the extent necessary to maintain at least 300 record holders of Shares after the completion of the purchase by the Company. However, the right to reduce the number of Shares purchased pursuant to the Offer may have the effect of making the total number of Shares which are invited to tender too indefinite. Consequently, the Company has amended the Offer to remove this provision so the Offer, as amended, is for up to 1,000,000 Shares or such lesser number of Shares as are properly tendered at or below the Purchase Price. Since the Company currently has no plans or intention to become eligible for deregistration under the Exchange Act, instead, the Offer, as amended, is now conditioned upon maintaining at least 300 record holders of Shares.

     Reference is made to the following sections of the Offer to Purchase which are affected by this Amendment: "Cover Page," "Summary," "Introduction," "The Offer - 1. Number of Shares; Proration," " - 3. Withdrawal Rights," " - 5. Certain Conditions of the Offer," and " - 7. Background and Purpose of the Offer; Certain Effects of the Offer." Except as specifically described in this Amendment, the Offer, including the Offer to Purchase and Letter of Transmittal, shall remain in full force and effect.



                      The Dealer Manager for the Offer is:

                              MONTGOMERY SECURITIES

               The date of this Amendment to the Offer to Purchase
                                 is July 9, 1997


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

                               The Depositary is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

BY MAIL:                                               BY HAND:
Reorganization Department                              Reorganization Department
P.O. Box 3301                                          120 Broadway - 13th Floor
South Hackensack, NJ  07606                            New York, NY 10271

BY FACSIMILE TRANSMISSION:                             BY OVERNIGHT COURIER:
201-329-8936                                           Reorganization Department
Confirm Receipt of Notice of Guaranteed Delivery       120 Broadway - 13th Floor
201-296-4209 (or) 201-296-4381                         New York, NY 10271


     Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Dealer Manager or the Information Agent at their respective address and telephone number set forth below. Stockholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                            The Information Agent is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

BY MAIL:                                               BY HAND:
Reorganization Department                              Reorganization Department
P.O. Box 3301                                          120 Broadway - 13th Floor
South Hackensack, NJ  07606                            New York, NY 10271

BY FACSIMILE TRANSMISSION:                             BY OVERNIGHT COURIER:
201-329-8936                                           Reorganization Department
Confirm Receipt of Notice of Guaranteed Delivery       120 Broadway - 13th Floor
201-296-4209 (or) 201-296-4381                         New York, NY 10271

                        For Information call 888-224-2745

                             The Dealer Manager is:

                              MONTGOMERY SECURITIES

BY MAIL:                                               BY HAND:
Corporate Services                                     Corporate Services
600 Montgomery Street, 12th Floor                      600 Montgomery Street, 12th Floor
San Francisco, CA  94111                               San Francisco, CA  94111

BY FACSIMILE TRANSMISSION:                             BY OVERNIGHT COURIER:
415-249-5052                                           Corporate Services
                                                       600 Montgomery Street, 12th Floor
                                                       San Francisco, CA  94111


                       For information call: 888-221-2656